Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696
FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

-- Solid Earnings and Cash Flows --

Houston, TX – November 3, 2009 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $9,540,000 or $0.25 per diluted share, for the quarter ended September 30, 2009, as compared to net income of $13,765,000 or $0.34 per diluted share, in the third quarter of 2008.  The Company reported revenues from continuing operations of $291,591,000 in the current quarter, as compared to $346,705,000 in 2008.  The Company also reported free cash flow of $23,143,000 in the current quarter, as compared to $17,709,000 in 2008.  Backlog as of September 30, 2009 was $554,280,000 compared to $639,769,000 as of June 30, 2009.  Backlog as of September 30, 2008 was $803,728,000.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our operations maintained solid profitability and success in a challenging environment.  Our workforce continues to deliver quality and results that set a high standard for our industry.  As expected, we continue to experience revenue and backlog declines, although we are encouraged by our solid absolute backlog levels and by our ability to book smaller projects and service work.  Free cash flow improved both sequentially and year-over-year, with $23.1 million of cash flow in the quarter and an increase in cash balances to $140 million as of September 30, 2009.  The strength of our workforce combined with our financial resources leave us confident that we will earn more than our share of available business in the coming months.”

The Company reported net income for the nine months ended September 30, 2009 of $26,580,000 or $0.69 per diluted share, as compared to net income of $37,199,000 or $0.92 per diluted share in 2008.  Net income from continuing operations for the nine months ended September 30, 2009 was $27,060,000 or $0.70 per diluted share as compared to $37,084,000 or $0.92 per diluted share for the first nine months of 2008.  The Company also reported revenues of $872,214,000 from continuing operations for the first nine months of 2009, as compared to $993,862,000 in 2008.  Free cash flow for the nine months ended September 30, 2009 was $38,834,000 as compared to free cash flow of $36,834,000 in 2008.

Bill Murdy concluded, “We remain optimistic that we will be solidly profitable and can improve our competitive position in the markets we serve.  We will continue to invest in new and existing operations and we believe that over the coming months we can add new businesses in attractive geographies.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, November 4, 2009 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0878 and enter 64503046 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P8JUFUDJG.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, November 11, 2009 by calling 1-888-286-8010 with the conference passcode of 12896285, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 75 locations in 71 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, difficulty in obtaining or increased costs associated with bonding and insurance, shortages of labor and specialty building materials, retention of key management, our backlog failing to translate into actual revenue or profits, errors in our percentage-of-completion method of accounting, the result of competition in our markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date of this filing.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.
Consolidated Statements of Operations
For the Three Months and Nine Months Ended September 30, 2009 and 2008
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2009	%	2008	%	2009	%	2008	%
Revenues	$291,591	100.0%	$346,705	100.0%	$872,214	100.0%	$993,862	100.0%
Cost of services	234,186	80.3%	280,011	80.8%	701,335	80.4%	806,784	81.2%
Gross profit	57,405	19.7%	66,694	19.2%	170,879	19.6%	187,078	18.8%

SG&A	41,713	14.3%	45,078	13.0%	126,175	14.5%	128,397	12.9%
Gain on sale of assets	(101)	―	(183)	(0.1)%	(98)	―	(311)	―
Operating income	15,793	5.4%	21,799	6.3%	44,802	5.1%	58,992	5.9%

Interest income (expense), net	(184)	(0.1)%	188	0.1%	(454)	(0.1)%	1,004	0.1%
Other income	3	―	―	―	5	―	158	―
Income before income taxes	15,612	5.4%	21,987	6.3%	44,353	5.1%	60,154	6.1%
Income tax expense	6,072		8,250		17,293		23,070
Income from continuing operations	9,540	3.3%	13,737	4.0%	27,060	3.1%	37,084	3.7%

Discontinued operations: Operating income (loss), net of income tax (expense) benefit of $―, $(46), $133, and $(145)	―		28		(387)		115
Estimated loss on disposition, net of tax of $—, $—, $—, and $—	―		―		(93)		―

Net income	$9,540		$13,765		$26,580		$37,199

Income per share:
Basic-
Income from continuing operations	$0.25		$0.35		$0.71		$0.94
Discontinued operations -
Income (loss) from operations	―		―		(0.01)		―
Estimated loss on disposition	―		―		―		―
Net income	$0.25		$0.35		$0.70		$0.94

Diluted -
Income from continuing operations	$0.25		$0.34		$0.70		$0.92
Discontinued operations -
Income (loss) from operations	―		―		(0.01)		―
Estimated loss on disposition	―		―		―		―
Net income	$0.25		$0.34		$0.69		$0.92

Shares used in computing income per share:
Basic	37,995		39,403		38,135		39,625
Diluted	38,382		40,048		38,533		40,296

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2009	%	2008	%	2009	%	2008	%
Net income	$9,540		$13,765		$26,580		$37,199
Discontinued operations	―		(28)		480		(115)
Income taxes	6,072		8,250		17,293		23,070
Other income	(3)		―		(5)		(158)
Interest (income) expense, net	184		(188)		454		(1,004)
Gain on sale of assets	(101)		(183)		(98)		(311)
Depreciation and amortization	3,250		3,659		9,802		9,494
Adjusted EBITDA	$18,942	6.5%	$25,275	7.3%	$54,506	6.2%	$68,175	6.9%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other income, interest (income) expense, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)

Cash and cash equivalents	$139,863	$117,015
Accounts receivable, net	228,250	266,602
Costs and estimated earnings in excess of billings	17,373	19,123
Other current assets	44,792	40,905
Assets related to discontinued operations	438	1,544
Total current assets	430,716	445,189
Property and equipment, net	34,083	35,650
Goodwill	95,590	90,940
Identifiable intangible assets, net	13,841	16,281
Other noncurrent assets	7,096	10,432
Total assets	$581,326	$598,492

Current maturities of long-term debt	$ ―	$ ―
Current maturities of notes to former owners	2,018	1,336
Accounts payable	75,291	98,190
Billings in excess of costs and estimated earnings	89,647	97,505
Other current liabilities	98,993	100,957
Liabilities related to discontinued operations	―	397
Total current liabilities	265,949	298,385
Long-term debt, net of current maturities	―	―
Notes to former owners, net of current maturities	6,607	9,363
Other long-term liabilities	5,677	4,273
Total liabilities	278,233	312,021
Total stockholders’ equity	303,093	286,471
Total liabilities and stockholders’ equity	$581,326	$598,492

Selected Cash Flow Data (in thousands) (unaudited):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash provided by (used in):
Operating activities	$24,803	$20,943	$44,754	$46,956
Investing activities	$(1,438)	$(15,514)	$(7,241)	$(61,121)
Financing activities	$(3,917)	$(4,637)	$(14,665)	$(23,166)

Free cash flow:
Cash from operating activities	$24,803	$20,943	$44,754	$46,956
Purchases of property and equipment	(1,986)	(3,773)	(6,420)	(10,778)
Proceeds from sales of property and equipment	326	539	500	656

Free cash flow	$23,143	$17,709	$38,834	$36,834

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.